04:22:41 PM                                             EXHIBIT 99.1


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1996-B

                            KEY PERFORMANCE FACTORS
                                      JULY, 1996



        Expected B Maturity                                       04/17/06


        Blended Coupon                                             5.8001%


        Excess Protection Level
          3 Month Average                                            4.85%
        July, 1996                                                   4.49%
        June, 1996                                                   5.33%
        May, 1996                                                    4.73%


        Cash Yield                                                  16.87%


        Investor Charge Offs                                         4.38%


        Base Rate                                                    7.99%


        Over 35 Day Delinquency                                      4.20%


        Seller's Interest                                           17.27%


        Total Payment Rate                                          11.54%


        Total Principal Balance                         $17,148,865,196.73


        Investor Participation Amount                      $500,000,000.00


        Seller Participation Amount                      $2,960,990,196.73